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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 33-62739) of United Stationers Inc. and in the related Prospectus of our reports dated June 27, 1995 and January 29, 1996 (except for Note 16, as to which the date is March 27, 1996) with respect to the consolidated financial statements and schedules of United Stationers Inc. and Subsidiary for the seven month transition period ended March 30, 1995 and the year ended December 31, 1995, respectively, included in the Annual Report (Form 10-K) for the year ended December 31, 1995.




                                                         /s/Ernst & Young LLP


Chicago, Illinois
March 28, 1996